As Filed with the Securities and Exchange Commission on February 28, 2000

                                                        Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        HOTEL RESERVATIONS NETWORK, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                              75-2817683
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                             ----------------------
                              8140 Walnut Hill Lane
                                    Suite 203
                               Dallas, Texas 75231
                            (Address of registrant's
                          principal executive offices)
                             ----------------------
                                 2000 STOCK PLAN
                          DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)
                             ----------------------
                                  David Litman
                              8140 Walnut Hill Lane
                                    Suite 203
                               Dallas, Texas 75231
                                 (214) 361-7311
           (Name, address, and telephone number of agent for service)
                             ----------------------
                                   Copies to:
                             Paul D. Ginsberg, Esq.
                             Robert B. Schumer, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10019
                                 (212) 373-3000
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
Title of Securities             Amount to be            Proposed Maximum            Proposed Maximum         Amount of
to be Registered                Registered          Offering Price Per Share   Aggregate Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par    5,500,000 shares (1)          $25.125 (2)            $138,187,500.00 (2)         $36,482.00
  value $.01 per share
==========================================================================================================================

(1) Represents 5,400,000 shares of class A common stock reserved for issuance under the 2000 Stock Plan and 100,000 shares of class A common stock reserved for issuance under the Directors' Stock Option Plan.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h)(1) of the Securities Act and based on the average of the high and low prices of Class A Common Stock reported on the Nasdaq National Market on February 25, 2000.

                                   EXPLANATORY NOTE


     The section 10(a) prospectus being delivered by Hotel Reservations
Network, Inc. (the "Company") to participants in the Company's 2000 Stock Plan and Directors' Stock Option Plan (collectively, the "Plans") as required by Rule 428 under the Securities Act of 1933 (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of class A common stock of the Company, par value $.01 per share (the "Common Stock"), reserved for issuance pursuant to the Plans. Information regarding the Plans required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.


                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information required in Part I of Form S-8 will be sent or given to participating employees as required by rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of section 10(a) of the Securities Act.


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     1. The Company's Prospectus, dated February 25, 2000, filed with the commission pursuant to Rule 424(b) under the Securities Act, relating to the Company's Registration Statement on Form S-1 (Registration No. 333-90601) (the "Form S-1 Registration Statement"), which was declared effective on February 24, 2000;

     2. The Company's Registration Statement on Form 8-A, dated February 16, 2000, filed pursuant to section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains a description of the Common Stock.

     All the documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof after the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Not applicable.

     Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may include in its charter documents, and in agreements between the corporation and its directors, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     The Company's restated certificate of incorporation will limit the personal liability of directors of the Company and provides for the indemnification of directors of the Company to the fullest extent permitted under Delaware law. The Company's restated bylaws also provide for the indemnification of officers, directors and third parties acting on behalf of the company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the company, and with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits


EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1            Specimen Class A Stock Certificate (Incorporated by reference to
               Exhibit 4.1 to the Form S-1 Registration Statement)

4.2 Amended and Restated Certificate of Incorporation (as currently in effect) (Incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

4.3 Form of Restated Certificate of Incorporation (to be effective immediately prior to the consummation of the offering described in the Form S-1 Registration Statement) (Incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement)

4.4 Form of Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the Form S-1 Registration Statement)

5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Common Stock being registered

23.1           Consent of Ernst & Young LLP

23.2           Consent of Grant Thornton LLP

23.3           Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in
               Exhibit 5.1)

24.1           Powers of attorney (included on the signature page)

     Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Company's Certificate of Incorporation or By-laws (as each is in effect from time to time), by contract, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 28, 2000.

                                     HOTEL RESERVATIONS NETWORK, INC.


                                     By: /s/ Thomas J. Kuhn
                                         -----------------------
                                         Thomas J. Kuhn
                                         Vice President


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Hotel Reservations Network, Inc. hereby severally constitute Thomas J. Kuhn and Deirdre Stanley, or any one of them, with full power to act without the other, our true and lawful attorneys, with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally do all such things in our name and behalf in such capacities to enable Hotel Reservations Network, Inc. to comply with the applicable provisions of the Securities Act, and all requirements of the Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys to any and all such amendments.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signatures                Title or Capacities                   Date
     ----------                -------------------                   ----

/s/ David Litman          Chief  Executive Officer and
---------------------     Director (Principal Executive        February 28, 2000
David Litman              Officer)


/s/ Robert Diener         President, Treasurer and Director    February 28, 2000
---------------------     (Principal Accounting Officer)
Robert Diener


/s/ Jack Rubin            Chief Financial and Strategic        February 28, 2000
---------------------     Officer (Principal Financial
Jack Rubin                Officer)

/s/ Barry Baker           Director                             February 28, 2000
---------------------
Barry Baker


/s/ Victor A. Kaufman     Director                             February 28, 2000
---------------------
Victor A. Kaufman


/s/ Dara Khosrowshahi     Director                             February 28, 2000
---------------------
Dara Khosrowshahi


/s/ Michael Sileck        Director                             February 28, 2000
---------------------
Michael Sileck

                                INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1            Specimen Class A Stock Certificate (Incorporated by reference to
               Exhibit 4.1 to the Form S-1 Registration Statement)

4.2 Amended and Restated Certificate of Incorporation (as currently in effect) (Incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

4.3 Form of Restated Certificate of Incorporation (to be effective immediately prior to the consummation of the offering described in the Form S-1 Registration Statement) (Incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement)

4.4 Form of Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the Form S-1 Registration Statement)

5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company, regarding the legality of the Common Stock being registered

23.1           Consent of Ernst & Young LLP

23.2           Consent of Grant Thornton LLP

23.3           Consent of Paul, Weiss, Rifkind, Wharton & Garrison (contained in
               Exhibit 5.1)

24.1           Powers of attorney (included on the signature page)


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